SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): September 9, 2003

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

645 E. Missouri Ave. Suite 400,
Phoenix, Arizona		85012
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(602) 265-9200

Item 5. Other Events

     On September 9, 2003, CSK Auto Corporation (NYSE: CAO) issued a press release in the form attached hereto as Exhibit 99.1. The press release announced the sale of 3.0 million shares of CSK Auto Corporation common stock by entities associated with or organized by Investcorp, S.A., one of the Company’s principal stockholders. CSK Auto Corporation will not receive any proceeds from the sale of such stock.

Item 7. Exhibits

     99.1 September 9, 2003 Press Release

     99.2 Purchase Agreement dated September 8, 2003

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

By:	/s/ DON W. WATSON

Don W. Watson
Senior Vice President
Chief Financial Officer

DATED: September 9, 2003

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